SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
☒	Definitive Information Statement

PROGREEN PROPERTIES, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:

3.         Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:
2.	Form Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934, as amended

PROGREEN PROPERTIES, INC.
380 North Old Woodward Ave., Suite 226
Birmingham, MI 48009
Telephone: (248) 530-0770

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of  the adoption by our board of directors on April 30, 2012, and approval by our majority shareholder, of the Company’s 2012 Employee Stock Option Plan (the “2012 Option Plan”). This Information Statement is being furnished to the shareholders of record of our common stock, par value $.0001 per share, on the record date as determined by our Board of Directors to be the close of business on April 5, 2013.

Our Company on March 20, 2013, received, from stockholders of our company holding a majority (82%) of the outstanding shares of our common stock, the written consent to the approval of the 2012 Option Plan. The 2012 Option Plan has been approved by stockholders under the provisions of the General Corporation Law of the State of Delaware, and will be approved in compliance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, upon expiration of 20 days after we file the Information Statement with the SEC and deliver the Information Statement to our shareholders of record, as required by Rule 14c-2. Accordingly, the 2012 Option Plan will not have been approved by stockholders in compliance with the provisions of Rule 14c-2 until at least April 18, 2013.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on April 5, 2013, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of April 5, 2013, there were 104,329,703 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about April 8, 2013, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ADOPTION OF OUR 2012 STOCK OPTION PLAN BY A MAJORITY VOTE OF OUR STOCKHOLDERS. WE ARE NOT ASKING YOU FOR A PROXY. YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since May 1, 2011, being the commencement of our last completed audited financial year;

2.	any proposed nominee for election as a director of our company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Shareholders and Security Ownership of Management”.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, there were 104,329,703 shares of common stock issued and outstanding, with a par value of $.0001 per share, in the capital of our company. Each share of our company’s common stock is entitled to one vote.

The following table sets forth certain information concerning the number of shares of our common stock owned  beneficially as of March 20, 2013 by:

●	each person or entity who we know beneficially owns more than 5.0% in the aggregate;

●	each of our named executive officers;

●	each of our directors; and

●	all directors and named executive officers as a group.

Unless otherwise indicated,  the shareholders listed  possess  sole  voting and  investment  power with  respect to the shares shown.

The percentage of beneficial ownership in the following table is based upon 104,329,703 shares of common stock outstanding as of April 5, 2013. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Class Outstanding

Jan Telander (1) 380 North Old Woodward Ave., S. 226 Birmingham, MI 48009	85,944,618	82.38%

Henrik Sellmann (2) 380 North Old Woodward Ave., S. 226 Birmingham, MI 48009	2,660,852	2.55%

All officers and directors as a group	88,605,470	84.93%

(1)
Mr. Jan Telander owns an aggregate of 85,944,618 shares beneficially, of which 265,500 are owned directly and 85,679,118 shares are owned indirectly through EIG Capital, Ltd., a controlled corporation. EIG Capital is the sole stockholder of EIG Venture Capital, Ltd., EIG Capital Investments, Ltd. and Sofcon, Ltd., which own directly 84,804,436, 497,197 and 377,485 shares of the Company's common stock, respectively.  On June 1, 2012, the Company’s Board of Directors approved an award of 3,000,000 restricted stock units to Mr. Telander.

(2)
Mr. Sellman owns 2,660,852 shares of common stock through a controlled company, Rupes Futura AB, including 500,000 shares issued as a commitment fee in connection with the purchase by that company of the Company’s $500,000 convertible debenture issued on November 5, 2009 and 807,175 shares issued as payment of interest on the convertible debenture. The convertible debenture, commencing two years after the date of issuance, is convertible into shares of our common stock based on the market prices of our common stock at the time of conversion. On June 1, 2012, the Company’s Board of Directors approved an award of 600,000 restricted stock units to Mr. Sellmann.

APPROVAL OF THE 2012 EMPLOYEE  STOCK OPTION PLAN

The Board of Directors of the Company on April 30, 2012, adopted a resolution unanimously adopting and approving, and recommending to the Company's stockholders for their approval, the 2012 Employee Stock Option Plan (the “2012 Option Plan”), pursuant to which 10,000,000 shares of common stock are reserved for issuance to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company.

Reasons for Adoption of the 2012 Stock Option Plan

One of the primary purposes of the 2012 Option Plan is to advance the interests of the Company and its stockholders by aiding the Company in attracting and retaining qualified personnel. Another important purpose of the 2012 Option Plan is to support the achievement of the Company's business objectives by providing stock-based incentives which focus participants in the Plan on the Company's long-term objectives and link the participants' interests with the interests of the Company's stockholders. The 2012 Option Plan is also designed to respond to applicable tax laws, accounting rules and securities regulations.

Description of the 2012 Option Plan

           The following is a summary of certain provisions of the 2012 Option Plan and is qualified in its entirety by reference to the complete text of the 2012 Option Plan set forth in Exhibit A to this Information Statement.

Under the 2012 Option Plan, options may be granted which are intended to qualify as Incentive Stock Options  ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

The 2012 Option Plan also provides for restricted stock awards to an Employee representing shares of Common Stock (“Restricted Shares”) that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee (as defined below) may determine ("Restricted Stock Awards"). In connection with issuance of any Restricted Shares, the Committee may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).

The 2012 Option Plan is administered by the Board of Directors or a committee (the "Committee") which is appointed by the Board of Directors from those of its members who are "non-employees" of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the provisions of the 2012 Option Plan, the Board of Directors, or the Committee, if one is appointed, has full authority to determine the persons to be granted options or Restricted Stock Awards under the 2012 Option Plan and the terms of Restricted Stock Awards, the number and purchase price of the shares represented by each option, the time or times at which the options may be exercised, and the terms and provisions of each option, which need not be uniform for all options.

Key employees of the Company or its subsidiaries, as determined by the Board or Committee, and non-employee directors of and consultants to the Company or its subsidiaries are eligible to receive options or Restricted Stock Awards under the 2012 Option Plan.  The 2012 Option Plan authorizes the Committee to grant, over a ten-year period, options or Restricted Stock Awards to purchase up to a maximum of 10,000,000 shares of the Company's Common Stock, subject to adjustment as described below. If any option expires or is terminated prior to its exercise in full and prior to the termination of the 2012 Option Plan, the shares subject to such unexercised option shall again be available for the grant of new options under the 2012 Option Plan.  Further, any shares used as full or partial payment by an optionee upon exercise of an option may subsequently be used by the Company to satisfy other options granted under the 2012 Option Plan, subject to limitations on the total number of shares authorized to be issued under the 2012 Option Plan.  The 2012 Option Plan provides that the purchase price per share for ISO’s may not be less than 100% of the fair market value of the Common Stock at the time of grant.  The purchase price is to be paid in cash or Common Stock of the Company held for at least six (6) months and with a market value equivalent to that of the shares being acquired or, in the discretion of the Committee, any combination of these.

The term of each option will not be more than ten (10) years from the date of grant.  Options granted under the 2012 Option Plan may be exercised only during the continuance of the Participant's employment with the Company or one of its subsidiaries.  The 2012 Option Plan permits an outstanding ISO option to be exercised after termination of employment only to the extent that the option was exercisable on the date of termination but in no event beyond the original term of the option (i) within one year by the estate or rightful heir(s) of the optionee if the optionee's employment is terminated due to the optionee's death; (ii) within one year after the date of such termination if the termination is due to the optionee's Disability (as defined in the 2012 Option Plan); or (iii) within three months after the date of such termination if the termination was due to the optionee's Retirement (as defined in the 2012 Option Plan) or was for reasons other than death or Disability and other than "for cause" (as defined in the 2012 Option Plan).  Upon termination of an optionee's employment "for cause," any unexercised options held by the optionee will be forfeited.  In the event of the dissolution, liquidation or sale of all or substantially all of the assets of the Company, to the extent it has not been previously exercised an option will terminate immediately prior to the consummation of such proposed action.  In the event of the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or, if such successor corporation does not agree to assume the option or substitute an equivalent option, the Board shall provide for the option holder to have the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable.

The number of shares subject to options and the option prices will be appropriately adjusted in the event of changes in the outstanding Company Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, stock splits and combinations of shares, and the like. The Board of Directors may at any time terminate or modify the 2012 Option Plan, except that without further approval of the shareholders the Board may not make any changes to the 2012 Option Plan which would materially increase the number of shares that may be issued under the 2012 Option Plan, materially modify the eligibility requirements for participation in the Plan, or require shareholder approval under the Delaware General Corporation Law, the Exchange Act, or the Code.

Options granted under the Plan may be in the form of "incentive stock options" which qualify as such under Section 422 of the Code or non-qualified stock options which do not meet the criteria for incentive stock options under Section 422. The tax treatment of stock options qualifying as incentive stock options may be more favorable to employees than that afforded to non-qualified stock options. Options granted under the 2012 Option Plan are, generally, transferable only by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee or by his legal representative in the event of his Disability. In its sole discretion, however, the Committee may permit an optionee to make certain transfers of non-qualified stock options, provided that the transfers are to "family members" and are not for value, as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”).

Certain Federal Income Tax Consequences associated with the 2012 Option Plan

The following discussion of tax considerations relates only to certain U.S. federal individual income tax matters with regard to ISO’s and is based upon current income tax laws, regulations and rulings. The discussion is general in nature and does not take into account a number of considerations that may apply in light of an optionee's particular circumstances.

Generally, upon the exercise of an ISO, the optionee will recognize no income for U.S. federal income tax purposes. The difference between the exercise price of the ISO and the fair market value of the stock at the time of purchase is, however, an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two (2) years of the date of grant of the option or within one (1) year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. Under rules applicable to U.S. corporations, no deduction is usually available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so acquired before the applicable holding period expires). By contrast, upon the exercise of a non-qualified stock option, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee, subject to certain limitations imposed by the Code in the case of highly compensated employees.

Restricted Stock Units

Effective June 1, 2012 the Board of Directors approved the award of 4,200,000 restricted stock units (“RSUs”) under the 2012 Option Plan as follows: 3,000, 000 RSU’s were awarded to the Company’s Chief Executive Officer; 600,000 RSUs to a director of the Company; and 600,000 RSU’s to the manager of the Company’s real estate operations.

Effective December 3, 2012 Company has retained a new Controller to whom 600,000 RSUs have been issued as part of his initial remuneration package.

The Company has not issued any other stock options or restricted stock under the 2012 Option Plan as of the date of this Information Statement.

The RSUs that were awarded on June 1, 2012 pursuant to restricted stock units agreements (“RSU Agreement”) provide for a period of five years from the date of the award during which, once vesting conditions are satisfied, that the shares of our common stock underlying the RSU at the option of the holder of the RSU can be released. The vesting conditions set forth in the three RSU Agreements approved June 1, 2012 are as follows: The interest of the holder of the RSU’s pursuant to a RSU Agreement shall become non-forfeitable or vested in 1/3 increments on the later of (i) the first, second and third anniversary dates of the grant of the award, and (ii) the trading price of our common stock for a period of twenty days having equaled or exceeded $0.15 per share for the first annual vesting date, $0.25 per share for the second annual vesting date, and $0.35 per share for the third annual vesting date.

The vesting set forth  in the RSU Agreement  dated  December 3, 2012  is as follows: the interest of the holder of the RSU’s shall become non-forfeitable or vested as follows:  i)150,000  shall become Vested as of December 1, 2013, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.15 per share; ii) 150,000 shall become Vested as of December 1, 2014, or such later date as of which the Common Stock Market Price shall have equaled or exceeded  $0.25 per share; iii) 150,000 of the RSU's shall become Vested as of December 1,2015, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.35 per share; and iv) 150,000 of the RSU 's shall become Vested as of December 1, 2016, or such later date as of which the Common Stock Market Price shall have equaled or exceeded $0.45 per share.   The Agreement also requires the controller be the financial controller of the Company (or alternatively have been appointed an executive officer of the Company) as of the applicable Vesting Date and have been so engaged throughout the period beginning on the date of the Agreement and ending on the applicable Vesting Date and (b) that the common stock has traded for a period of twenty trading days at the market price as specified in Agreement.

Required Stockholder Vote

The approval of the 2012 Stock Option Plan providing for the reservation of 10,000,000 shares of Common Stock for issuance pursuant to options granted thereunder requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock, which was accomplished by the written consent of stockholders holding 82% of the outstanding common stock, dated March 20, 2013.

DISSENTERS’ OR APPRAISAL RIGHTS

Under Delaware law, our stockholders do not have any dissenters’ or appraisal rights with respect to the approval of the 2012 Option Plan.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Progreen Properties, Inc. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

April 8, 2013.
Birmingham, Michigan	By Order of the Board of Directors,

/s/ Jan Telander Jan Telander President and Chief Executive Officer

EXHIBIT A

PROGREEN PROPERTIES, INC.
2012 EMPLOYEE STOCK OPTION PLAN

1.              Purpose

The proper execution of the duties and responsibilities of the executives, directors, and key employees of Progreen Properties, Inc. (the “Corporation”), as well as consultants to the Corporation, is a vital factor in the continued growth and success of the Corporation.  Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions and provide services that contribute materially to the successful operation of the business of the Corporation.  It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of or provide services to the Corporation and to increase the prosperity, growth, and earnings of the Corporation.  This stock option plan is intended to serve these purposes.

2.              Definitions

The following terms wherever used herein shall have the meanings set forth below.

“Board of Directors” or “Board” shall mean the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Committee” shall mean a committee to be appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

“Common Stock” shall mean the shares of common stock of the Corporation, including both the voting and non-voting classes of stock.

“Corporation” shall mean Progreen Properties, Inc., a Delaware corporation.

“Employee” shall mean a common law employee of the Corporation or a Parent or a Subsidiary.

“Employment” means periods during which an Employee qualifies as an Employee.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

”Fair Market Value” of the Common Stock on any date shall be (a) the average on that date of the high and low prices of a share of Common Stock on the principal national securities exchange on which shares of Common Stock of the same class are then trading, or, if shares were not traded on such date, then on the next preceding date on which a trade occurred; or (b) if Common Stock is not traded on a national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Authorized Quotation System (“NASDAQ”) or a successor quotation system, the last reported sale price on such date as reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not traded on a national securities exchange and is not reported on NASDAQ or a successor quotation system, the closing bid price (or average of bid prices) last quoted on such date by an established quotation service for over-the-counter securities; or (d) if Common Stock is not traded on a national securities exchange, is not reported on NASDAQ or a successor quotation system and is not otherwise publicly traded on such date, the fair market value of a share of the same class of Common Stock as established by the Board of Directors or Committee acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, the Corporation’s net book value and recent sale or offer prices for the Common Stock in private arm’s-length transactions.  During periods when the Fair Market Value of a share of Common Stock cannot be determined under any of the methods specified in clauses (a), (b) and (c), above, the Board of Directors or Committee shall have the authority to establish the Fair Market Value of the Common Stock as of the beginning of (or periodically during) each fiscal year of the Corporation and to use such value for all transactions occurring thereafter within such fiscal year.

“Immediate Family Member” shall mean each of (a) the children, step children or grandchildren of the Employee to whom the Option is granted, (b) the spouse or any parent of the Employee to whom the Option is granted, (c) any trust solely for the benefit of any such family members, and (iv) any partnership or other entity in which such family members are the only partners or other equity holders.

“Incentive Stock Option” shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

“Nonstatutory Stock Option” shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” or “Stock Option” shall mean a right granted pursuant to the Plan to purchase shares of Common Stock, and shall include the terms “Incentive Stock Option” and “Nonstatutory Stock Option”.

“Optionee” shall mean an Employee who is granted an Option under this Plan.

“Option Agreement” shall mean a written agreement representing Options granted pursuant to the Plan, as contemplated by Section 7 of the Plan.

“Option Holder” means the Optionee or, if applicable, the person to whom the Optionee’s rights under the Option Agreement shall have been validly transferred.

“Parent” shall mean a “parent company” of the Corporation, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” shall mean the Progreen Properties, Inc. 2012 Employee Stock Option Plan as originally approved by the Board of Directors on April 30, 2012, as embodied in this document, and as the same may be amended from time to time.

“Restricted Share” shall have the meaning set forth in Section 4(c).

“Restricted Stock Award” shall have the meaning set forth in Section 4(c).

“Share” shall mean a share of the Common Stock of the Corporation that is subject to an Option or Restricted Stock Award, as adjusted in accordance with Section 9 of the Plan.

“Subsidiary” shall mean a “subsidiary corporation” of Corporation or a Parent, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.              Effective Date of the Plan

The Plan shall become effective upon stockholder approval pursuant to Section 15 of the Plan, provided that such approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options pursuant to the Plan prior to stockholder approval if such Options by their terms are contingent upon subsequent stockholder approval of the Plan.

4.             Administration

(a)           Procedure.

(i)             Administration With Respect to Directors and Officers.  With respect to grants of Options to Employees who are also officers or directors of the Corporation, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto (“Rule 16b-3”) with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

(ii)            Multiple Administrative Bodies.  If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

(iii)           Administration With Respect to Other Employees.  With respect to grants of Options to Employees who are neither directors nor officers of the Corporation, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws and of the Code (the “Applicable Laws”).  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(b)           Powers of the Board.  Subject to the provisions of the Plan, the Board (or the Committee) shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Restricted Stock Awards; (ii) to determine, upon review of relevant information the fair market value of the Common Stock in each class; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 7(b) of the Plan and the price of Restricted Shares; (iv) to determine the regular, full-time Employees and non-employee directors or other consultants to whom, and the time or times at which, Options or Restricted Stock Awards shall be granted and the number of Shares to be represented by each Option or Restricted Stock Award; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the rules and provisions of each Option or Restricted Stock Award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Restricted Stock Award; (viii) to accelerate or defer (with the consent of the Option Holder) the exercise date of any Option, consistent with the provisions of Section 7 of the Plan; (ix) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted by the Board or Committee; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)            Grant of Restricted Stock Awards. The Board or Committee shall have the power to issue a restricted stock award to an Employee or non-employee director or consultant representing shares of Common Stock (“Restricted Shares”) that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Board or Committee may determine ("Restricted Stock Awards"). In connection with issuance of any Restricted Shares, the Board or Committee may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).  Grant of a Restricted Stock Award shall result in a decrease in the number of Shares that thereafter may be available for purposes of the Plan by the number of Restricted Shares included in the Restricted Stock Award.

(d)           Effect of Board’s Decision.  All decisions, determinations and interpretations of the Board (or the Committee designated by the Board to administer the Plan) shall be final and binding on all Optionees, Option Holders of any Options and holders of Restricted Stock Awards under the Plan.

5.             Participation in the Plan

(a)            Participation in the Plan shall be limited to those Employees who are designated for payroll purposes as full-time, permanent employees of the Corporation and any Parent or Subsidiary and those persons who shall be designated by the Committee and approved by the Board of Directors as participants in the Plan.  The Plan shall not confer upon any Optionee any right with respect to continuation of Employment, nor shall it interfere in any way with his or her right or the Corporation’s right to terminate his or her employment at any time, with or without cause.

(b)           A  member of the Board of Directors or consultant who is not also an Employee shall be eligible to participate in the Plan but shall not be eligible to receive Incentive Stock Options hereunder.

6.             Stock Subject to the Plan

(a)            Subject to Section 9 of the Plan, there shall be reserved for the granting of Options pursuant to the Plan and for issuance and sale pursuant to such Options or Restricted Stock Awards Ten Million (10,000,000) Shares of Common Stock, par value $.0001 per share.  To determine the number of Shares of either the voting or non-voting class of Common Stock that is available at any time for the granting of Options, there shall be deducted from the total number of reserved shares of that class of Common Stock, the number of shares of that class of Common Stock in respect of which Options have been granted pursuant to the Plan that are still outstanding or have been exercised.  The Shares of Common Stock to be issued pursuant to the Plan shall be made available from the authorized but unissued shares of Common Stock or reacquired Common Stock.  If for any reason Shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such Shares of Common Stock again shall (unless the Plan shall have been terminated) be available for issuance pursuant to the exercise of Options pursuant to the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Corporation shall not become available for future grant or sale under the Plan.

(b)           Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan or from Restricted Stock Awards shall be used for the general business purposes of the Corporation.

7.             Terms and Conditions of Options

(a)            Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options and may be for the purchase of either voting or non-voting Common Stock, all as determined by the Board of Directors or Committee at its discretion and as designated in the terms of the Option Agreement.  However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Corporation) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of the prior sentence, Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)           The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board of Directors or Committee at the time of the grant, but shall be subject to the following:

(i)             In the case of an Incentive Stock Option:

(A)           which is granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)           which is granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

(ii)            In the case of Nonstatutory Stock Option

(A)           which is granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the per Share exercise price shall be as determined by the Board of Directors or Committee.

(B)           granted to any other person, the per Share exercise price shall be as determined by the Board of Directors or Committee.

For purposes of this Section 7(b), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.

If the Board of Directors or Committee does not establish a specific exercise price per share at the time of grant, the exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Options.

(c)            Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to but not exceeding 10 years from the date on which it is granted.  The term of each Option shall be determined by the Board of Directors or Committee at the time of grant of the Option and specified in the Option Agreement, provided that if no term is specified by the Board or Committee the term of the Option shall be the maximum term permitted under this Section measured from the date on which it is granted.  Notwithstanding anything to the contrary, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is a Nonstatutory Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

(d)           The Board of Directors or Committee may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest in the Optionee over such period of time as the Board or Committee, in its discretion, shall determine for each Optionee.

(e)            Options shall be nontransferable and nonassignable and may not be sold, pledged, assigned, hypothecated, transferred, or disposed in any manner, except that (1) Options may be transferred by testamentary instrument or by the laws of descent and distribution, and (2) subject to the terms and conditions of the Option Agreement or any other terms and conditions imposed by the Board of Directors or Committee from time to time, Options may be transferred in accordance with Section 7(l) of the Plan if the applicable Option Agreement or other action of the Board or Committee expressly provides that the Options are transferable.

(f)            Upon voluntary or involuntary termination of an Optionee’s active Employment for any reason (including disability), his Option and all rights thereunder shall terminate effective at the close of business on the date the Optionee ceases to be an active, regular employee of the Corporation or any of its subsidiaries, except (1) to the extent previously exercised and (2) as provided in Sections 7 (g), (h), (i) and (j) of the Plan.

(g)           In the event an Optionee takes a leave of absence from the Corporation or any Parent or Subsidiary for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government, the Committee may consider his or her case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances in its absolute discretion, including accelerating the time previously-granted Options may be exercised and extending the time following the Optionee’s termination of Employment during which the Option Holder is entitled to purchase the Shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the term of the Option or more than ninety (90) days after the Optionee’s termination of Employment.

(h)           If an Optionee’s Employment terminates as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Option Holder may exercise his or her Option within no more than the twelve (12) month period beginning on the date of his or her termination of Employment (to the extent the Option Holder was entitled to exercise the Option at the date of the Optionee’s termination of Employment and provided that in no event may any Option be exercised after the expiration of the term of the Option), after which the Option shall lapse.

(i)            If an Optionee dies during the term of his or her Option without the Option having been fully exercised, the executor or administrator of the Optionee’s estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within one (1) year of the Optionee’s death to purchase the number of Shares of Common Stock that the deceased Optionee was entitled to purchase at the date of death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

(j)             If an Optionee terminates employment without having fully exercised the Option due to the Optionee’s retirement at or after age 60 and with the consent of the Corporation, then the Option Holder shall have the right within ninety (90) days of the Optionee’s termination of Employment to purchase the number of shares of Common Stock that the Option Holder was entitled to purchase at the date of termination of the Optionee’s Employment, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.  The Board of Directors or Committee may cancel an Option during the ninety day period referred to in this paragraph, if the Optionee engages in employment or activities contrary, in the opinion of the Board or Committee, to the best interests of the Corporation.  The Board or Committee shall determine in each case whether a termination of Employment shall be considered a retirement with the consent of the Corporation, and, subject to applicable law, whether a leave of absence shall constitute a termination of Employment.  Any such determination of the Board or Committee shall be final and conclusive, unless the Committee is overruled by the Board.

(k)           The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to retain or employ the Optionee for any specified period.

(l)            The Board of Directors or Committee may provide, in the original grant of a Nonqualified Stock Option or in an amendment or supplement to a previous grant, that some or all of the Nonqualified Stock Options granted under the Plan are transferable by the Optionee to an Immediate Family Member of the Optionee, provided that (i) the Option Agreement, as it may be amended from time to time, expressly so provides or the Board or Committee otherwise designates the Option as transferable, (ii) the transfer by the Optionee is a bona fide gift without consideration, (iii) the transfer is irrevocable, (iv) the Optionee and any such transferee provides such documentation or other information concerning the transfer or the transferee as the Board of Directors or Committee or any Employee of the Corporation acting on behalf of the Board or Committee may from time to time request, and (v) the Optionee or the Option Holder complies with all of the terms and conditions (including, without limitation, any further restrictions or limitations) included in the Option Agreement.  Any Nonqualified Stock Option transferred in accordance with the terms and conditions provided in this Section 7(l) shall continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Option prior to the transfer.  Notwithstanding any other provisions of the Plan, the Corporation shall not be required to honor any exercise by an Immediate Family Member of an Option transferred in accordance with the terms and conditions provided in this Section 7(l) unless and until payment or provision for payment of any applicable withholding taxes has been made.

(m)           In addition to the general terms and conditions set forth in this Section 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

(i) “Incentive Stock Options” shall be granted only to individuals who, at the date of grant of the Option, are regular, full-time Employees of the Corporation or any Parent or Subsidiary;

(ii) No Employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to be granted an “Incentive Stock Option”, unless the exercise price per Share is at least 110% of the Fair Market Value of the Common Stock subject to the Option on the date of grant of the Option and the Option, by its terms, is not exercisable after the expiration of five years from the date the Option is granted.

(iii) To the extent that the aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock in respect of which an Option is exercisable for the first time by the Optionee during any calendar year (and taking into account all “incentive stock option” plans of the Corporation and its subsidiaries) exceeds $100,000, that number of whole shares for which an Option issued hereunder is exercisable with an aggregate fair market value in excess of this $100,000 limit shall not be treated as having been granted under an “incentive stock option”; and

(iv) Any other terms and conditions specified by the Committee that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for “incentive stock options” under Section 422 of the Code.

8.             Methods of Exercise of Options

(a)           An Optionee (or other Option Holder, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the Shares of Common Stock covered by the Option shall (i) notify the Corporation in writing at its principal office to that effect, specifying the number of Shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment or provision for payment for the shares of Common Stock so purchased in accordance with this Section 8.  Such written notice may be given by means of a facsimile transmission.  If a facsimile transmission is used, the Option Holder should mail the original executed copy of the written notice to the Corporation promptly thereafter. An Option may not be exercised for as fraction of a share of Common Stock.

(b)           The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board of Directors and may consist entirely of cash, check, promissory note, other shares of Common Stock which (i) either have been owned by the Option Holder for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Corporation, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the laws of Delaware.  In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Corporation.

 (c)           An Option shall be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the Option Holder and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation.  Full payment may, as authorized by the Board of Directors, consist of any consideration and method of payment allowable under Section 8(b) of the Plan.  Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the stock certificate evidencing such Shares, no right to vote (in the case of voting stock) or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option.  The Corporation shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.  In the event that the exercise of an Option is treated in part as the exercise of a Nonstatutory Stock Option, the Corporation shall issue a separate stock certificate evidencing the Shares of each class treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares of each class treated as acquired upon exercise of a Nonstatutory Stock Option, and shall identify each such certificate accordingly in its stock transfer records.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

 (d)           An Option Holder at any time may elect in writing to abandon an Option in respect of all or part of the number of Shares of Common Stock as to which the Option shall not have been exercised.

 (e)           Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

9.             Adjustments Upon Changes in Capitalization or Merger

Subject to any required action by the shareholders of the Corporation, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

In the event of the proposed dissolution, liquidation or sale of all or substantially all of the assets of the Corporation, the Board shall notify the Optionee or other Option Holder at least fifteen (15) days prior to such proposed action.  To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.  In the event of the merger of the Corporation with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Board shall, in lieu of such assumption or substitution, provide for the Option Holder to have the right to exercise the Option as to all of the optioned Shares, including Shares as to which the Option would not otherwise be exercisable.  If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee or other Option Holder that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

10.           Time of Granting Options

The date of grant of an Option shall, for all purposes, be the date on which the Board of Directors or Committee makes the determination granting such Option.  Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

11.           Amendments and Discontinuance of the Plan

(a)           The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan in such respects as the Board may deem advisable; provided that, unless approved by the Corporation’s shareholders in accordance with Section 15, no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any valid Option previously granted pursuant to the Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Options granted pursuant to the Plan, (iii) change the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of Options granted pursuant to the Plan to any single individual, (iv) decrease the price determined pursuant to the provisions of Section 7(b), (v) change the class of persons to whom Options may be granted pursuant to the Plan, (vi) provide for Options exercisable more than 10 years after the date granted, (vii) if the Corporation has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

(b)           Shareholder Approval.  If any amendment requiring shareholder approval under Section 15(a) of the Plan is made at a time when any class of equity securities by the Corporation is registered under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 15 of the Plan.

(c)           Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or other Option Holder and the Board of Directors, which agreement must be in writing and signed by the Option Holder and the Corporation.

12.           Plan Subject to Governmental Laws and Regulations

The Plan and the grant and exercise of Options and grant of Restricted Stock Awards pursuant to the Plan shall be subject to all applicable governmental laws and regulations.  Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations. Shares shall not be issued pursuant to the exercise of an Option or Restricted Shares pursuant to a Restricted Stock Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the issuance of the Restricted Shares pursuant to the Restricted Stock Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

As a condition to the exercise of an Option or issuance of Restricted Shares pursuant to a Restricted Stock Award, the Corporation may require the person exercising such Option or receiving such Restricted Shares to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned relevant provisions of law.

13.           Reservation of Shares

The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.           Option Agreements and Restricted Stock Awards

Options and Restricted Stock Awards shall be evidenced by written option or restricted stock award agreements in such form as the Committee shall determine from time to time.

15.           Shareholder Approval

(a)           Continuance of the Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months before or after the date the Plan is adopted.

(b)           The required approval of the shareholders of the Corporation shall be solicited substantially in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

16.           Term of Plan

The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Corporation as described in Section 15 of the Plan.  It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

[The remainder of this page is intentionally blank.]